UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

HARRIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida		329l9
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (321) 727-9l00

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2016, Harris Corporation (the “Company”) and JANA Partners LLC (“JANA”) entered into a Cooperation Agreement (the “Cooperation Agreement”).

Pursuant to the Cooperation Agreement, the Company and JANA will cooperate in good faith to identify two mutually acceptable individuals (each a “New Director”) to be added to the Board of Directors of the Company (the “Board”) as further described below. The Company and JANA will cooperate to identify the New Directors as promptly as practicable and in any event prior to September 8, 2016. Each New Director shall (1) be independent of JANA and the JANA Affiliates (as defined in the Cooperation Agreement) and (2) qualify as an independent director of the Company under the listing rules of the New York Stock Exchange (“NYSE Listing Rules”) and the Company’s Director Independence Standards. As promptly as practicable and in any event within 5 business days following the identification of the first New Director (the “First Director”), the Board will appoint the First Director to serve as a director on the Board. The Company will include the First Director and the other New Director (the “Second Director”) as nominees to serve as directors on the Board on the slate of nominees recommended by the Board for election at the Company’s 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”). The Board and JANA will consider in good faith any candidates proposed by each other as a possible New Director.

Each New Director must, at all times while serving as a member of the Board, comply with all policies, procedures, codes, rules, standards and guidelines applicable to the Company’s non-employee directors. In addition, each New Director must provide to the Company an irrevocable resignation letter from the Board that will be effective at such time as JANA commits a material breach of the Cooperation Agreement, and, if capable of being cured, such breach is not cured within 15 days after receipt by JANA of written notice thereof from the Company.

If, during the Standstill Period (as defined below), either New Director resigns, refuses to serve or is unable to serve due to death or disability, in each case provided that the New Director is otherwise then entitled to be appointed or serve, as applicable, as a director of the Company pursuant to the Cooperation Agreement, and JANA (together with the JANA Affiliates) has not ceased to own, control or otherwise have any beneficial or other ownership interest in at least 1.5% of the outstanding shares of the Company’s common stock (the “Minimum Threshold”), then, subject to the conditions set forth in the Cooperation Agreement, the Company and JANA will select a mutually acceptable replacement director in accordance with the standards and processes in the Cooperation Agreement. The replacement director must, among other matters, (1) be independent of JANA and the JANA Affiliates and (2) qualify as an independent director of the Company under the NYSE Listing Rules and the Company’s Director Independence Standards, and thereafter such replacement director shall be considered to be the “First Director” or “Second Director,” as applicable, under the Cooperation Agreement. JANA is required to promptly notify the Company in the event JANA (together with the JANA Affiliates) ceases to own, control or otherwise have any beneficial or other ownership interest in the Minimum Threshold.

In addition, if so requested by JANA, the Board must appoint each New Director to two committees of the Board (as selected by the Board in its sole discretion) out of the Finance Committee, Audit Committee, Management Development and Compensation Committee, Governance and Corporate Responsibility Committee and Ad-Hoc Technology Committee. If, during the Standstill Period, the Board forms a committee to consider or delegates to a committee the consideration of an Extraordinary Transaction (as defined below) or other strategic alternatives, then the Board must appoint at least one New Director to such committee. Each New Director will receive compensation for services as a non-employee director under the Company’s director compensation program, which was described in the Company’s Proxy Statement for its 2015 Annual Meeting of Shareholders and other filings with the U.S. Securities and Exchange Commission.

The Board will increase the size of the Board from 12 to 13 directors immediately prior to the selection and appointment of the First Director, nominate no more than 12 individuals for election at the 2016 Annual Meeting (including the First Director and Second Director, if so nominated pursuant to the Cooperation Agreement) and, until the end of the Standstill Period, not increase the size of the Board or fill any vacancies if doing so would result in the Board having more than 13 directors prior to the 2016 Annual Meeting or more than 12 directors following the 2016 Annual Meeting.

JANA has agreed to various standstill provisions in the Cooperation Agreement. For the duration of the Standstill Period, JANA has agreed, among other things, that it will not:

1.
in any way participate in any “solicitation” of proxies, or advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of directors or approval of any stockholder proposals;

2.
in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to any securities of the Company;

3.	acquire, offer or propose to acquire, or agree to acquire, any ownership interest of 10% or more of the Company’s common stock outstanding at such time;

4.
sell, offer or agree to sell securities of the Company to a third party that would result in such third party, together with its affiliates and associates, owning more than 4.9% of the Company’s common stock outstanding at such time;

5.
effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect, any tender or exchange offer, merger, consolidation, acquisition, sale of all or substantially all assets or sale, spinoff, splitoff or other similar separation of one or more business units, scheme of arrangement, plan of arrangement or other business combination involving the Company or any of its subsidiaries or joint ventures or any of their respective securities or a material amount of any of their respective assets or businesses (each, an “Extraordinary Transaction”);

6.	engage in short sales or similar transactions in securities of the Company;

7.	call or request the calling of any meeting of stockholders, nominate any candidate to the Board or seek to remove any member of the Board;

8.
take any action in support of, or make any proposal or request that constitutes: controlling, changing, or influencing the Board or management of the Company; any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company; any other material change in the Company’s management, business or corporate structure; or seeking to have the Company waive or make amendments or modifications to the Company’s organizational documents, or other actions, that may impede or facilitate the acquisition of control of the Company by any person;

9.
make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or the Cooperation Agreement (other than objective statements that reflect JANA’s view with respect to factual matters concerning specific acts or determinations of the Company occurring after the date of the Cooperation Agreement); or

10.	institute, solicit, assist or join any litigation, arbitration or other proceeding against the Company or any of its current or former directors or officers.

JANA has also agreed that, during the Standstill Period, it will vote its shares in favor of the re-election of the First Director, the Second Director and all directors who are members of the Board as of July 29, 2016. It will also vote its shares in accordance with the Board’s recommendations on all other matters, except with respect to (1) proposals to authorize or approve an Extraordinary Transaction, (2) the implementation of takeover defenses or (3) new or amended incentive compensation plans.

JANA and the Company have each agreed, subject to certain exceptions for objective statements reflecting views with respect to factual matters and other conditions set forth in the Cooperation Agreement, that during the Standstill Period, neither will make or cause to be made any public statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders, the other party or affiliates thereof or any of its officers, directors or employees.

The “Standstill Period” means the period commencing on July 29, 2016 and terminating on the date that is the earlier of (1) a material breach by the Company of the Cooperation Agreement which is not cured within 15 days after receipt by the Company of written notice thereof from JANA and (2) the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the Company’s 2017 Annual Meeting of Shareholders.

The Cooperation Agreement terminates upon the expiration of the Standstill Period. The Company’s obligations under the Cooperation Agreement terminate earlier if JANA commits a material breach of the Cooperation Agreement, and, if capable of being cured, such breach is not cured within 15 days after receipt by JANA of written notice thereof from the Company.

The foregoing summary of the Cooperation Agreement is not complete and is subject to, qualified in its entirety by, and should be read in conjunction with, the full text of the Cooperation Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 2, 2016, the Company issued a press release announcing the Company’s entry into the Cooperation Agreement. The full text of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibits are filed, in the case of Exhibit 99.1, or furnished, in the case of Exhibit 99.2, herewith:

99.1	Cooperation Agreement, dated as of July 29, 2016, between Harris Corporation and JANA Partners LLC
99.2	Press Release, issued by Harris Corporation on August 2, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION

Date:	August 2, 2016	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Cooperation Agreement, dated as of July 29, 2016, between Harris Corporation and JANA Partners LLC
99.2	Press Release, issued by Harris Corporation on August 2, 2016 (furnished pursuant to Item 7.01)

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